Exhibit 10.60

KØBENHAVN . AARHUS . LONDON	CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY

KROMANN
REUMERT

LAW FIRM
SUNDKROGSGADE 5
DK-2100 KØBENHAVN Ø
TEL. +45 70 12 12 11
FAX. +45 70 12 13 11

SETTLEMENT AGREEMENT

BETWEEN	Dako Denmark A/S, Dako A/S and Agilent Technologies, Inc.
AND	Lars Holmqvist

CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY

KROMANN
REUMERT

SETTLEMENT AGREEMENT

Dako Denmark A/S
Central Business Register (CVR) no. 33 21 13 17
Produktionsvej 42
DK-2600 Glostrup
("Dako Denmark")

and

Dako A/S
Central Business Register (CVR) no. 30 28 18 29
Produktionsvej 42
DK-2600 Glostrup
("Dako")

and

Agilent Technologies, Inc.
5301 Stevens Creek Blvd
Santa Clara, CA 95051
United States
("Agilent")

(Dako Denmark, Dako, and Agilent collectively referred to as the "Companies")

AND	Lars Holmqvist Hammars Badväg 32 SE-42167 Västre Frölunda Sweden (the "Manager") (the Companies and the Manager collectively referred to as the "Parties" and each a “Party”)

have today concluded the following Settlement Agreement (referred to as the "Agreement").

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REUMERT

1.	BACKGROUND

1.1	On 27 February 2014, in continuation of the termination of the Manager's employment, the Manager filed a complaint against Dako Denmark and Dako with the Danish Institute of Arbitration.

1.2
The Parties have agreed that the pending arbitration proceedings must be withdrawn and that the pending dispute will instead be settled in accordance with the terms and conditions described in this Agreement.

1.3
The Manager is obliged to withdraw the arbitration proceedings immediately upon the signing of this Agreement and inform the Arbitration Tribunal that (i) the dispute has been settled against Dako and Dako Denmark’s payment of DKK [****]* to the Manager and (ii) each Party bears its own costs but that Dako and Dako Denmark will be liable for all costs payable to the Arbitration Tribunal. The Parties agree that the validity and enforceability of this Agreement is conditional upon the cancellation of the arbitration proceedings.

1.4
Besides both Parties state that nothing in this Agreement change any views brought forward under the pending dispute but the Parties have agreed to settle the matter and have a closure in accordance with this Agreement.

2.	TERMINATION OF THE EMPLOYMENT

2.1
The Manager's employment with the Companies terminated with effect from 12 December 2013. Due to the Manager's contractual notice period, the Parties have agreed that in the context of this Agreement the Manager's employment with the Companies is to be considered terminated with effect from 31 December 2014 (referred to as the "Effective Date of Termination").

2.2
The Manager has no working duty and in the event that the Manager obtains any income from a new non-competing employment/business between the date of this Agreement and the Effective Date of Termination, the Companies waive their right to set off such income against the amount payable by the Companies under this Agreement.

3.	SETTLEMENT AMOUNT

3.1	On behalf of the Companies Dako will pay to the Manager a settlement amount of DKK [****]* (gross amount).

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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REUMERT

3.2
The settlement amount will be paid to the Manager not later than 30 days after the signing of this Agreement, provided that the Agreement is made in full and final settlement of any claim between the Parties (see clause 9), that the Manager complies with his duties of loyalty and confidentiality (see clauses 4.1 and 8), and that the Manager does not materially breach his obligations to the Companies.

4.	DUTY OF LOYALTY, RESTRICTIVE COVENANTS

4.1
Until and including the Effective Date of Termination, the Manager will be bound by his duty of loyalty, including the duty not to take up employment in, work for, participate in or set up any competing business and/or contact the Companies' customers and other business partners. In addition, the Manager will be bound by the provisions of the Danish Marketing Practices Act (markedsføringsloven).

4.2
The Manager will also be bound by the non-competition, non-soliciation of customers, and non-solicitation of employees covenants agreed in clause 8 of the Executive Service Agreement, including the penalty provision in clause 8.4. The Parties have agreed that the restrictive covenants will apply for a period of six months after the Effective Date of Termination, that is until and including 30 June 2015.

5.	MATERIAL BREACH

5.1
If either the Manager or the Companies materially breach their obligations under this Agreement, the other Party/Parties may terminate the Agreement and claim damages under the general rules of Danish law.

6.	LEGAL COSTS

6.1
Subject to a separate invoice issued to Dako, Dako will pay an amount of DKK 230,000, inclusive of VAT (DKK 184,000 exclusive of VAT) of the Manager's legal costs to the law firm Elmann Advokatpartnerselskab, represented by attorney Nicolai Hesgaard, for services rendered to the Manager in connection with the termination of the employment and the conclusion of this Agreement.

6.2
Upon the signing of this Agreement, the law firm Elmann Advokatpartnerselskab, represented by attorney Nicolai Hesgaard, must send the invoice as soon as possible to Kromann Reumert Lawfirm, for the attention of attorney Marianne Granhøj.

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6.3	The Parties have agreed that the Companies will be liable for any and all costs payable to the Arbitration Tribunal.

7.	COMPANY PROPERTY

7.1
By signing this Agreement, the Manager confirms that all material and property, etc. belonging to the Companies, which have been in the Manager's possession have been returned properly to the Companies.

8.	CONFIDENTIALITY

8.1	The Manager must keep confidential any information obtained in the course of his work for the Companies. This duty of confidentiality will apply also after the Effective Date of Termination.

8.2
The Parties also agree to keep confidential the terms of this Agreement, including all matters relating hereto. However, this provision will not prevail over any statutory or internal disclosure obligations on the part of the Companies, including Agilent's disclosure obligations laid down by the U.S. Securities and Exchange Commission. Moreover, the Manager is entitled to inform relevant persons such as executive search firms and prospective employers and business partners if questioned about any dispute following his departure from the Companies that (i) there has been a dispute with the Companies and (ii) that said dispute has been settled amicably between the Parties.

9.	FULL AND FINAL SETTLEMENT

9.1
This Agreement is made in full and final settlement of any claim which the Parties may have against each other in relation to the Manager’s employment and its termination, irrespective of whether the claim is based on statute, a contract, or any other arrangement or understanding, including, but not limited to, any claim for salary, bonus/other incentive pay, whether share-based or cash, pension contribution, benefits, severance pay, compensation for unfair dismissal/breach, other types of compensation for discrimination, etc.

10.	TAX

10.1
All amounts specified in this Agreement are gross amounts. The tax implications of this Agreement to the Manager will be of no concern to the Companies. However, the Companies must withhold tax, labour market contribution, etc. and report to the tax authorities as required by the rules in force from time to time.

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REUMERT

11.	MISCELLANEOUS AND ENTIRE AGREEMENT

11.1
The Manager must no later than on the Effective Date of Termination update his social and digital media profiles (for instance Facebook and/or LinkedIn) to show that he has left the Companies. If referring to the Companies on social or digital media, the Manager must make such reference in a loyal manner, including by not starting, responding to or otherwise engaging in or contributing to any public discussion relating to the termination of the Manager's employment with the Companies.

11.2
Both the Companies and the Manager undertake not to take any action, which is intended, or would reasonably be expected, to harm the other Party or his/their reputation or which would reasonably be expected to lead to unwanted or unfavourable publicity to the other Party.

11.3	Nothing contained in this Agreement shall constitute an admission of liability on the part of either Party, which liability either Party expressly denies.

11.4
This Agreement sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior agreements or understandings between the Parties pertaining to any subject matter contained in this Agreement. Any amendments or modifications to this Agreement must be made in writing and signed by all Parties.

11.5	This Agreement is governed by Danish law.

12.	DISPUTES

12.1
Any dispute between the Parties relating to this Agreement must be settled by the Arbitration Tribunal already appointed by the Parties in accordance with clause 14 of the Executive Service Agreement between the Parties.

12.2
Notwithstanding clause 12.1 this Agreement may with respect to payments to be made under clauses 3 and 6 of this Agreement serve as basis of enforcement, cf. section 478, sub-section 1 (4) of the Administration of Justice Act (in Danish: retsplejeloven)

13.	SIGNATURES

13.1.1	This Agreement is signed in four original copies, one for each of the Parties.

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REUMERT

Date:     9 October 2014                    Date:     10 October 2014
For Dako Denmark A/S:

/s/ Hubertus Rolf Kuehner ____                /s/ Lars Holmqvist ______________
Hubertus Rolf Kuehner                  Lars Holmqvist
Chairman

/s/ Frédéric Laget________________
Frédéric Laget
Director

Date:     9 October 2014
For Dako A/S:

/s/ Hubertus Rolf Kuehner ____
Hubertus Rolf Kuehner
Chairman

/s/ Frédéric Laget________________
Frédéric Laget
Director

Date:        October 2014
For Agilent Technologies, Inc:

/s/ Dominique Grau
Dominique Grau
Senior Vice President, Human Resources